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                                                                    Exhibit 3(a)

                                                   Filed this 25th day of ____
                                                         April         , 1984
APPLICANT'S ACCT NO.                               Commonwealth of Pennsylvania
                                                   Department of State
DSCB: BCL-806 (Rev. 8-72)           8428 138
                               (Line for numbering)
Filing Fee: $40
AB-2                                               Secretary of the Commonwealth
                                                       (Box for Certification)
                           COMMONWEALTH OF PENNSYLVANIA
Articles of                     DEPARTMENT OF STATE
Amendment--                     CORPORATION BUREAU
Domestic Business Corporation

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         In compliance with the requirements of section 806 of the Business
Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. Section 1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.       The name of the corporation is:

                           P. H. GLATFELTER COMPANY
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2.       The location of its registered office in this Commonwealth is (the
Department of State is hereby authorized to correct the following statement to conform to the records of the Department):


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(Number)                                          (Street)


Spring Grove                                    Pennsylvania               17362
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(City)                                            (Zip Code)

3.       The statute by or under which it was incorporated is:

         Act of April 29, 1874 P.L. 73
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4.       The date of its incorporation is: December 16, 1905

5.       (Check, and if appropriate, complete one of the following):

         /x/     The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

         Time:   The      25th     day of     April         , 1984.

         Place: Principal offices of P. H. Glatfelter Company, Spring Grove, PA 17362

         Kind and period of notice  Written notice mailed on March 26, 1984, 30 days prior to the annual meeting

         / /     The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.       At the time of the action of shareholders:

         (a)  The total number of shares outstanding was:

         Common - 4,346,518 shares; 4 1/2% Cumulative Preferred Stock - 3,500 shares; 4 5/8% Cumulative Preferred Stock, Series of 1955 - 14,000 shares

         (b)     The number of shares entitled to vote was:

         4,346,518 shares of Common Stock
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DSCB: BCL-806 (Rev. 8-72)-2

7.       In the action taken by the shareholders:

         (a)  The number of shares voted in favor of the amendment was:

         3,268,545 shares of Common Stock
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         (b)  The number of shares voted against the amendment was:

         2,780 shares of Common Stock
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8.       The amendment adopted by the shareholders, set forth in full, is as follows:


         See Exhibit "A" attached hereto and made part hereof.


         IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed
this   25th  day of      April      , 1984.


                                                  P. H. Glatfelter Company
                                                -----------------------------
                                                    (Name of Corporation)
Attest:


                                                  By:
-------------------------                            --------------------------
       (Signature)                                           (Signature)


--------------------------------------------         --------------------------
(Title: Secretary, Assistant Secretary, Etc.)
                                       (Title: President, Vice President, Etc.)

(Corporate Seal)

INSTRUCTIONS FOR COMPLETION OF FORM

A.       Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of
         Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.       Any necessary governmental approvals shall accompany this form.

C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D. If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F. BCL Section 807 (15 P. S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.


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                                   EXHIBIT A


         RESOLVED, that P. H. Glatfelter Company, pursuant to the provisions of
Section 801 of the Pennsylvania Business Corporation Law, approved May 5, 1933, as amended, hereby amends Article 5 of its Articles of Incorporation, as amended and restated, so that the first paragraph thereof shall read in full as follows:

                 5. The aggregate number of shares which the corporation (hereinafter referred to as the "Company") has authority to issue is 30,057,500 shares divided into two classes consisting of (a) 57,500 shares of Preferred Stock of the par value of $50 each; and (b) 30,000,000 shares of Common Stock of the par value of $.83 1/3 each. Each share of Common Stock of the par value of $2.50 which is issued and outstanding when this provision becomes effective, including each share owned by the Company, shall be reclassified as three fully paid and non-assessable shares of Common Stock of the par value of $.83 1/3 each, which shall be included in the 30,000,000 shares of Common Stock herein authorized.